Exhibit 21.1
SUBSIDIARIES OF CENTRAL FEDERAL BANCSHARES, INC.
Subsidiary	Percentage Ownership	Jurisdiction of Incorporation
Central Federal Savings and Loan Association of Rolla	100%	United States